                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       American Physician Partners, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

   (5)  Total fee paid:

-------------------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

-------------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

   (3)  Filing Party:

-------------------------------------------------------------------------------

   (4)  Date Filed:

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
                        AMERICAN PHYSICIAN PARTNERS, INC.

Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of American Physician Partners, Inc. on Wednesday, May 20, 1998, at 10:00 a.m., local time. The meeting will be held in Conference Room A, 29th Floor, at 901 Main Street, Suite 2900, Dallas, Texas 75202.

         At the meeting, you will be asked to consider and elect seven directors to serve until the 1999 Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 1998. Information about the business of the meeting is set forth in the accompanying proxy statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company during 1997 and the first quarter of 1998. Officers of the Company will be present to respond to questions from stockholders.

         The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be represented at the meeting. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.



                                   Sincerely,


                                   /s/ LAWRENCE R. MUROFF, M.D.

                                   Lawrence R. Muroff, M.D.
                                   Chairman of the Board and
                                   Senior Vice President of Physician Affairs

April 16, 1998

                        AMERICAN PHYSICIAN PARTNERS, INC.
                             2301 NationsBank Plaza
                                 901 Main Street
                               Dallas, Texas 75202
                            Telephone (214) 761-3100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1998

         The Annual Meeting of Stockholders of American Physician Partners, Inc., a Delaware corporation (the "Company"), will be held in Conference Room A, 29th Floor, at 901 Main Street, Suite 2900, Dallas, Texas 75202, on May 20, 1998, at 10:00 a.m., Dallas, Texas time, for the following purposes:

(1) To elect seven persons to serve as directors until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2) To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 1998; and

(3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on April 8, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on April 8, 1998 are entitled to notice of, and to vote at, such meeting. A complete list of stockholders entitled to vote at the meeting will be available for examination at 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, for ten days prior to and during the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                   /s/ PAUL M. JOLAS

                                   Paul M. Jolas
                                   General Counsel, Senior Vice President and
                                   Secretary

Dallas, Texas
April 16, 1998

                        AMERICAN PHYSICIAN PARTNERS, INC.
                             2301 NationsBank Plaza
                                 901 Main Street
                               Dallas, Texas 75202
                            Telephone (214) 761-3100

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1998

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Physician Partners, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on May 20, 1998 (the "Annual Meeting") and at any and all adjournments thereof. The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to stockholders is April 16, 1998.

         Shares represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted for the election of the seven directors and to ratify the appointment of Arthur Andersen LLP as independent public accountants, all as recommended by the Board of Directors. A stockholder executing the proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by subsequently executing and delivering a proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy).

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY

         On April 8, 1998, the record date for determining stockholders entitled to vote at the Annual Meeting, there were outstanding 17,973,268 shares of Common Stock, par value $.0001 per share ("Common Stock"). Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the directors, and the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on the proposal to ratify the appointment of the independent public accountants and will be counted as present for such purpose, but will have the effect of a negative vote on that proposal because that proposal requires the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote. Brokers who hold shares in street name for customers may vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instruction may vote on the election of directors and the proposal to ratify the appointment of the independent public accountants. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 8, 1998 certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated.

                                                                                     PERCENTAGE OF
                                                                     SHARES OF        OUTSTANDING
                                                                   COMMON STOCK       COMMON STOCK
                                                                   BENEFICIALLY       BENEFICIALLY
NAME                                                                 OWNED (1)          OWNED (2)
----                                                               -------------     --------------

Gregory L. Solomon (3) (4)..........................................    188,753           1.0%
Lawrence R. Muroff, M.D. (3) (5)....................................    140,463             *
Mark S. Martin (3) (6)..............................................    128,568             *
Sami S. Abbasi (3) (7)..............................................    130,392             *
Paul M. Jolas (3) (8)...............................................    101,416             *
Derace L. Schaffer, M.D. (3) (9)....................................    646,475           3.6
John Pappajohn (3) (10).............................................    557,291           3.1
Less T. Chafen, M.D. (3) (11).......................................     37,326             *
John W. Colloton (3)................................................         --             *
Michael L. Sherman, M.D. (3) (12)...................................    100,473             *
All directors and executive officers as a group (10 persons) (13)...  2,031,157          10.9%

----------
*     Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise or conversion of stock options or other securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding and to be beneficially owned by the person holding such option or security for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table posses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2) Applicable percentage of ownership is based on 17,973,268 shares of Common Stock outstanding.

(3) The address of Messrs. Solomon, Martin, Abbasi, Jolas, Pappajohn and Colloton and Drs. Muroff, Schaffer, Chafen and Sherman is c/o American Physician Partners, Inc., 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202.

(4) Includes 182,920 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(5) Includes 19,630 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(6) Includes 128,568 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(7) Includes 130,392 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(8) Includes 99,416 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(9) Includes exercisable options to purchase 20,833 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days. Also includes 109,965 shares of Common Stock received in connection with the acquisition of the assets of, and affiliation with, The Ide Group, P.C.

(10) Includes exercisable options to purchase 20,833 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days. Also includes 100,000 shares held by Halkis Ltd., a sole proprietorship owned by Mr. Pappajohn, 75,000 owned by Thebes Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse, Mary Pappajohn, and 75,000 shares owned directly by Mary Pappajohn. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes Ltd. and by Mary Pappajohn.

(11) Includes 37,326 shares of Common Stock received in connection with the acquisition of the assets of, and affiliation with, Pacific Imaging Consultants.

(12) Includes exercisable options to purchase 25,000 shares of Common Stock in connection with service as a consultant to the Company. Also includes 75,473 shares of Common Stock received in connection with the acquisition of the assets of, and affiliation with, Advanced Radiology, P.A.

(13) Includes 627,592 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

In connection with the Company's acquisition of the non-medical assets of Community Radiology Associates, Inc. ("CRA"), the Company issued 254,754 shares of Common Stock to CRA in January 1998. The Company is obligated to issue an additional 764,264 shares of Common Stock to CRA during 1998 and 1999.


                        PROPOSAL I: ELECTION OF DIRECTORS


         It is intended that the names of the nominees listed below will be placed in nomination and that the persons named in the proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

                                    NOMINEES

                             TERM TO EXPIRE IN 1999



           NAME                                         AGE   CURRENT POSITION
           ----                                         ---   ----------------
           Less T. Chafen, M.D.......................   56    Director
           John W. Colloton..........................   67    Director
           Lawrence R. Muroff, M.D...................   55    Chairman  of the Board of  Directors  and Senior Vice
                                                              President of Physician Affairs
           John Pappajohn............................   69    Director
           Derace L. Schaffer, M.D...................   50    Director
           Michael L. Sherman, M.D...................   55    Director and Consultant
           Gregory L. Solomon........................   53    President, Chief Executive Officer and Director

         Set forth below is a description of the background of each of the directors of the Company.

         Less T. Chafen, M.D. has been a director of the Company since the consummation of the IPO. Since 1978, Dr. Chafen has served as the Chairman of the Board and currently serves as President of Pacific Imaging Consultants, a Medical Group, Inc., one of the founding affiliated practices. Dr. Chafen received his M.D. from Loma Linda University and his B.A. in zoology and chemistry from Columbia Union College.

         John W. Colloton has been a director of the Company since June 1997. Mr. Colloton served as the director of the University of Iowa Hospitals and Clinics from 1971 to 1993, and since 1993, has been Vice President for Statewide Health Services at the University of Iowa. He also serves as a director of the following companies: Baxter International, Inc.; MidAmerican Energy, Inc.; Wellmark, Inc. (Blue Cross and Blue Shield of Iowa and South Dakota); OncorMed, Inc.; and Iowa State Bank and Trust Company. Mr. Colloton is also a trustee of the University of Pennsylvania Medical Center. Mr. Colloton, who earned his M.A. in Hospital and Health Administration from the University of Iowa, has been elected to the Institute of Medicine of the National Academy of Sciences and has received Distinguished Service Awards from both the American Hospital Association and the Association of American Medical Colleges.

         Lawrence R. Muroff, M.D. has served as Chairman of the Board of Directors and Senior Vice President of Physician Affairs of the Company since its inception. Dr. Muroff also serves as the chairman of the Physician Advisory Board. Dr. Muroff has served as President of Educational Symposia, Inc., an educational company which provides qualified teaching credits to radiologists and certain referring physicians, since January 1975. He has also served as President of Imaging Consultants, Inc., a company which provides consulting services to radiology groups, hospital corporations and other entities involved in diagnostic imaging, since May 1994. Dr. Muroff holds appointments as Clinical Professor of Radiology at the University of South Florida, College of Medicine (from 1982 to the present); the University of Florida, College of Medicine (from 1988 to the present); and the H. Lee Moffitt Cancer Center & Research Institute (from 1994 to the present). From 1974 through 1994, Dr. Muroff was a partner in Sheer, Ahearn & Associates, a radiology group based in Florida. Dr. Muroff received his M.D. from Harvard Medical School; his B.M.Sc. in basic medical science from Dartmouth Medical School; and his A.B. in liberal arts from Dartmouth College.

         John Pappajohn has been a director of the Company since its inception. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm, both located in Des Moines, Iowa. He also serves as a director of the following public companies: Core, Inc.; OncorMed, Inc.; The Care Group, Inc.; PACE HealthManagement Systems, Inc.; Patient InfoSystems, Inc.; and HealthDesk Corporation. Mr. Pappajohn received his Bachelors degree in business from the University of Iowa.

         Derace L. Schaffer, M.D. has been a director of the Company since its inception. Dr. Schaffer is President of The Ide Group, P.C., one of the founding affiliated practices, as well as the Lan Group, a venture capital firm. He also serves as a director of the following public companies: The Care Group, Inc., Oncor, Inc., and Patient InfoSystems, Inc. He is also a director of several private companies, including Logisticare, Inc., Medical Records Corporation, Analytika, Inc. and NeuralTech, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.

         Michael L. Sherman, M.D. has been a director of the Company since the consummation of the IPO. Since 1995, Dr. Sherman has served as the President of Advanced Radiology, P.A., one of the Founding Affiliated Practices. From 1985 to 1995, Dr. Sherman served as the Managing Partner of Drs. Copeland, Hyman & Shackman. Dr. Sherman received his M.D. from, and served his radiology residency at, the University of Maryland Medical School and his A.B. in history and pre-medicine from Duke University. The Company has agreed to nominate Dr. Sherman at the next Annual Meeting of Stockholders.

         Gregory L. Solomon has served as President, Chief Executive Officer and a director of the Company since its inception. From April 1995 through September 1995, Mr. Solomon served as Chairman of the Board of Directors and Chief Executive Officer of Physicians Resource Group, Inc., a publicly-traded physician practice management company which provides management and administrative services to ophthalmic and optometric practices. Physicians Resource Group, Inc. became a public company in June 1995 and is listed on the New York Stock Exchange. From December 1994 through April 1995, Mr. Solomon served as a consultant to Physicians Resource Group, Inc. From February 1991 through December 1994, Mr. Solomon served as Chairman of the Board of Directors and Chief Executive Officer of Associated Optical, Inc., a company that provided optical laboratory services and distributed contact lenses to private practitioners, retailers and third-party providers of eye care. From March 1983 through February 1991, he served as President, Chief Executive Officer and a director of Allco Chemical Corporation, a manufacturer of specialty chemicals serving the electronic and aerospace industries. Mr. Solomon received his M.B.A. in finance from Indiana University and his B.S. in economics from Xavier University.

         The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


                      MEETINGS OF DIRECTORS AND COMMITTEES

         The business of the Company is managed under the direction of the Board of Directors. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met two times during fiscal year 1997. During fiscal year 1997, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period.

         The Board of Directors has established Acquisition, Audit, Compensation and Stock Plan Administration and Executive Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1997 are described below. The Board of Directors does not have a standing nominating committee. Prior to the Company's initial public offering (the "IPO") in November 1997, the Company did not conduct any significant operations. As a result, there were no committees of the Board and the Board performed all of the functions.

         Acquisition Committee. The Board of Directors has a standing Acquisition Committee which evaluates acquisition proposals regarding radiology practices, management service organizations, imaging centers and related businesses. The members of the Acquisition Committee are Messrs. Pappajohn and Solomon and Drs. Muroff and Sherman. The Acquisition Committee met one time during fiscal year 1997.

         Audit Committee. The Board of Directors has a standing Audit Committee which provides the opportunity for direct communications between the independent public accountants and the Board. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are Messrs. Colloton and Pappajohn and Dr. Chafen. The Audit Committee did not meet during fiscal year 1997.

         Compensation and Stock Plan Administration Committee. The Board of Directors also has a standing Compensation and Stock Plan Administration Committee (the "Compensation Committee") that provides recommendations to the Board of Directors regarding salaries and other compensation of executive officers of the Company. The members of the Compensation Committee are Mr. Colloton and Drs. Schaffer and Sherman. The Compensation Committee met one time during fiscal year 1997.

         Executive Committee. The Executive Committee exercises all of the powers of the Board of Directors between meetings of the Board of Directors, except such powers as are reserved to the Board of Directors by law. The members of the Executive Committee are Mr. Solomon and Drs. Muroff and Schaffer. The Executive Committee did not meet during fiscal year 1997.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is information with respect to each executive officer of the Company including their respective ages as of April 10, 1998 and the positions held with the Company.


             NAME                AGE                        POSITION
-----------------------------    ---      --------------------------------------

Gregory L. Solomon...........      53     President, Chief Executive Officer and
                                          Director
Lawrence R. Muroff, M.D. ....      55     Chairman of the Board of Directors and
                                          Senior Vice President of Physician
                                          Affairs
Mark S. Martin...............      38     Senior Vice President and Chief
                                          Operating Officer
Sami S. Abbasi...............      32     Senior Vice President and Chief
                                          Financial Officer
Paul M. Jolas................      33     Senior Vice President, General Counsel
                                          and Secretary

         Officers serve pursuant to employment agreements or a consulting agreement. Set forth below is biographical information regarding each executive officer who is not a nominee for election as a director.

         Mark S. Martin has served as Chief Operating Officer and Senior Vice President of the Company since June 1996. From January 1993 through June 1996, Mr. Martin served as Executive Vice President of Practice Management Development and Support for Medaphis Physician Services Corporation, a subsidiary of Medaphis Corporation, a publicly-traded company which provides business and information services to physicians, physician group practices and hospitals. From October 1987 through December 1992, he served as Vice President of Financial Services for CompMed, Inc., a company which provided comprehensive management and administrative services to hospital-based physicians and physician groups, with a primary emphasis on radiology. From 1982 through 1987, Mr. Martin was employed by KPMG Peat Marwick as a tax manager. Mr. Martin was licensed as a Certified Public Accountant in 1982. He received his B.A. in accounting from Capital University.

         Sami S. Abbasi has served as Chief Financial Officer and Senior Vice President of the Company since August 1996. From January 1995 through July 1996, Mr. Abbasi served as Vice President in the Health Care Group of Robertson Stephens & Company. His responsibilities included investment banking business development and transaction execution with emerging growth publicly-held and privately-held companies in the health care industry, with specific emphasis on physician practice management companies. From 1988 through January 1995, he held various positions with Citicorp Securities, Inc., including Vice President and Senior Analyst -- Health Care Group. Mr. Abbasi received his M.B.A. from the University of Rochester and his B.A. in economics from the University of Pennsylvania.

         Paul M. Jolas has served as General Counsel and Senior Vice President of the Company since August 1996 and as Secretary of the Company since October 1996. From September 1989 through July 1996, Mr. Jolas was an attorney with the law firm of Haynes and Boone, LLP in Dallas, Texas, where he practiced in the corporate finance section and was responsible for a broad range of corporate and securities transactions, including numerous initial and secondary public offerings of equity and debt securities, mergers and acquisitions and public company reporting requirements. Mr. Jolas received his J.D. from Duke University School of Law and his B.A. in economics from Northwestern University.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it and its knowledge that no Form 5s were required from reporting persons, the Company believes that all such reports were submitted on a timely basis during fiscal year 1997.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1996 and 1997 with respect to those persons who were, during fiscal year 1997, (i) the Chief Executive Officer and (ii) the other four executive officers of the Company (collectively, with the Chief Executive Officer, the "Named Executive Officers"). Since the Company was not formed until April 30, 1996, no information is available for fiscal year 1995 and the information for 1996 is from inception (April 30, 1996) to December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                        ANNUAL COMPENSATION                              AWARDS
                                    -----------------------------                      SECURITIES
NAME AND                                                              OTHER ANNUAL     UNDERLYING       ALL OTHER
PRINCIPAL POSITION                  YEAR      SALARY        BONUS     COMPENSATION       OPTIONS      COMPENSATION
------------------                  ----      ------        -----     ------------       -------      ------------

Gregory L. Solomon..............    1997    $192,917      $131,500         --           125,000         $5,841 (2)
   President and Chief              1996     142,500           --          --           250,000 (1)      4,518 (2)
   Executive Officer

Lawrence R. Muroff, M.D........     1997      91,667       55,000          --            57,500             --
   Chairman of the Board of         1996      75,000           --          --           230,000 (1)         --
   Directors and Senior Vice
   President of Physician Affairs

Mark S. Martin.................     1997     162,500      111,250          --            90,000          1,404 (2)
   Senior Vice President and        1996      84,529           --          --           180,000 (1)     25,274 (3)
   Chief Operating Officer

Sami S. Abbasi.................     1997     162,500      111,250          --            90,000          4,244 (2)
   Senior Vice President and        1996      66,667           --          --           180,000 (1)      5,619 (4)
   Chief Financial Officer

Paul M. Jolas..................     1997     140,833       80,500          --            70,000          1,806 (2)
   Senior Vice President and        1996      58,333           --          --           140,000 (1)        945 (2)
   General Counsel

----------
(1) 25% of the options granted in 1996 were cancelled in connection with the IPO. Upon completion of the IPO, the Company granted to each such Named Executive Officer options to purchase the same number of shares of Common Stock and with the same vesting period as the options that were cancelled and with an exercise price equal to the IPO price.
(2)   Represents amount of health insurance premiums reimbursed by the Company.
(3) Represents amount of health insurance premiums and $24,399 in relocation expenses reimbursed by the Company.
(4) Represents amount of health insurance premiums and $4,103 in relocation expenses reimbursed by the Company.

   Stock Options

         The following table sets forth certain information concerning options granted in fiscal year 1997 to the Company's Named Executive Officers. The Company had outstanding 1,590,500 options for the purchase of Common Stock as of December 31, 1997. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal year 1997.

                        OPTION GRANTS IN FISCAL YEAR 1997

                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                                   NUMBER OF                                                       VALUE AT ASSUMED
                                  SECURITIES      PERCENT OF TOTAL                               ANNUAL RATES OF STOCK
                                  UNDERLYING       OPTIONS GRANTED EXERCISE OR                  PRICE APPRECIATION FOR
                                    OPTIONS         TO EMPLOYEES   BASE PRICE                       OPTION TERM (3)
               NAME               GRANTED (1)      IN FISCAL YEAR  ($/SH) (2)  EXPIRATION DATE   5% ($)      10% ($)
               ----               -----------      --------------  ----------  --------------- --------    ---------
Gregory L. Solomon...............   62,500 (1)           9.4%        $12.00      04/30/06      $385,456    $ 936,161
                                    62,500               9.4          12.00      11/25/07      471,671     1,195,307
                                   -------             -----                                   -------     ---------
                                   125,000              18.8                                   857,127     2,131,468

Lawrence R. Muroff, M.D..........   57,500 (1)           8.7          12.00      04/30/06      354,620       861,268

Mark S. Martin...................   45,000 (1)           6.8          12.00      04/30/06      278,858       677,895
                                    45,000               6.8          12.00      11/25/07      339,603       860,621
                                   -------             -----                                   -------     ---------
                                    90,000              13.6                                   618,461     1,538,516

Sami S. Abbasi...................   45,000 (1)           6.8          12.00      07/31/06      287,561       703,311
                                    45,000               6.8          12.00      11/25/07      339,603       860,621
                                   -------             -----                                   -------     ---------
                                    90,000              13.6                                   627,164     1,563,932

Paul M. Jolas....................   35,000 (1)           5.3          12.00      07/31/06      223,659       547,020
                                    35,000               5.3          12.00      11/25/07      264,136       669,372
                                   -------             -----                                   -------     ---------
                                    70,000              10.6                                   487,795     1,216,392

----------
(1) Represents regrants of certain options that were granted during 1996 with an exercise price of $0.125 per share that were cancelled at the time of the IPO. Upon completion of the IPO, the Company granted to each such Named Executive Officer options to purchase the same number of shares of Common Stock with the same vesting period as the options that were cancelled and with an exercise price equal to the IPO price.

(2) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer, in cash, or in any other form of valid consideration as determined by the Compensation Committee in its discretion.

(3) The dollar amounts in these columns represent the potential realizable value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of Common Stock appreciates in value from the date of grant at assumed annual rates of 5% and 10%. These assumed rates of appreciation are prescribed by the rules and regulations of the Commission, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

   Stock Option Exercises

         The following table sets forth certain information concerning options exercised in fiscal year 1997 by certain of the Named Executive Officers. Dr. Muroff and Mr. Jolas exercised options on December 8, 1997 and December 31, 1997, respectively.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                          SHARES                           OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                         ACQUIRED                       FISCAL YEAR-END (#)             FISCAL YEAR-END ($)(3)
                            ON          VALUE        --------------------------      --------------------------
NAME                 EXERCISE(#)(1)  REALIZED($)(2)  EXERCISABLE  UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
----                 --------------- --------------  -----------  -------------      -----------  -------------
Gregory L. Solomon......      --           --       159,970       152,530            $1,007,811   $ 960,939
Lawrence R. Muroff, M.D.  65,000    $ 641,875        52,737       112,263               539,364     589,386
Mark S. Martin..........      --           --       115,115       109,885               725,225     692,275
Sami S. Abbasi..........      --           --       115,000       110,000               724,500     693,000
Paul M. Jolas...........   2,000       21,000        87,443        85,557               542,493     539,007


----------
(1)   Includes all exercises during calendar year 1997.
(2) The value realized equals the market value of the common stock acquired on the date of exercise minus the exercise price.
(3) Based on the closing price of the Common Stock of $10.625 per share, as of December 31, 1997, less the option exercise price.


   Repricing of Stock Options

         In connection with the IPO, each Named Executive Officer surrendered 25% of his outstanding options with an exercise price of $0.125 per share. In exchange for each such surrender, upon completion of the IPO, the Company granted to each Named Executive Officer an option to purchase the same number of shares of Common Stock with the same vesting period as the options that were surrendered but with an exercise price equal to $12.00 per share. These options vest monthly over the remaining term of the five-year vesting period of the options surrendered and retain the same exercise period as the options surrendered.

         The Company also granted Messrs. Solomon, Martin, Abbasi and Jolas additional options equal to the number of options they surrendered. All of these options vested upon the completion of the IPO and are exercisable for ten years from the date of grant at an exercise price equal to $12.00 per share.

         The voluntary surrender by the Named Executive Officers of those options described above with a $0.125 exercise price and the Company's regrant of options with a $12.00 exercise price were done in the best interest of the Company by aligning the interests of the Named Executive Officers with the investors in the IPO by granting options having an exercise price equal to that paid by investors in the IPO.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                      LENGTH OF ORIGINAL
                                                             MARKET PRICE    EXERCISE                     OPTION TERM
                                        NO. OF     NO. OF      OF STOCK      PRICE AT        NEW        REMAINING AT DATE
                                        OPTIONS  NEW OPTIONS  AT TIME OF      TIME OF      EXERCISE      OF REPRICING
        NAME                  DATE     REPRICED    GRANTED     REPRICING     REPRICING      PRICE         (IN YEARS)
        ----                  ----     -------- -----------  ------------    --------      ---------      -----------

Gregory L. Solomon          11/26/97    62,500     125,000        $12.00        $0.125        $12.00           8.50
    President and
    Chief Executive Officer

Larry R. Muroff, M.D.       11/26/97    57,500     57,500          12.00         0.125         12.00           8.50
    Chairman of the Board
    of Directors and Senior
    Vice President of
    Physician Affairs

Mark S. Martin              11/26/97    45,000     90,000          12.00         0.125         12.00           8.53
    Senior Vice President
    and Chief Operating
    Officer

Sami S. Abbasi              11/26/97    45,000     90,000          12.00         0.125         12.00           8.75
Senior Vice President
    and Chief Financial
    Officer

Paul M. Jolas               11/26/97    35,000     70,000          12.00         0.125         12.00           8.75
Senior Vice President
    and General Counsel

         By the Board of Directors prior to the IPO
             John W. Colloton
             Lawrence R. Muroff, M.D.
             John Pappajohn
             Derace L. Schaffer, M.D.
             Gregory L. Solomon

   Employment Contracts

         The Company has employment agreements with Messrs. Solomon, Martin, Abbasi and Jolas, each of whom receive annual salaries at the rate of $225,000, $190,000, $190,000 and $150,000, respectively. Each employment agreement has a term of one year with automatic successive one-year renewal periods. Each employment agreement provides that in the event of a termination of employment by the Company (i) other than for cause, (ii) upon disability or (iii) upon voluntary termination by employee due to an adverse change in duties, such employee shall be entitled to receive from the Company a payment equal to one-half of the amount of such employee's then current annual base salary, to be paid in one lump sum, plus a payment for all accrued but unpaid wages and expense reimbursements. Such employment agreements provide that in the event such employee's employment terminates following a change in control transaction (as defined in such employment agreements) of the Company, the Company shall pay such employee two times such employee's then current annual base salary.

         Each such employment agreement contains a covenant-not-to-compete with the Company for a period of one year following termination of employment.

         The Company has a consulting agreement with Lawrence R. Muroff, M.D., Chairman of the Board of Directors of the Company and Senior Vice President of Physician Affairs pursuant to which Dr. Muroff receives annual compensation of $112,500.

   Compensation of Directors

         Pursuant to the Company's Bylaws, the members of the Board of Directors may be compensated in a manner and at a rate determined from time to time by the Board of Directors. Directors who are employees of the Company do not receive additional compensation for service as a director. Under the Company's 1996 Stock Option Plan, Directors who are not employees of the Company receive options to purchase 10,000 shares of Common Stock per year of service and $1,000 for each Board meeting attended in person and $500 for attendance via telephone. Directors are paid $500 for each committee meeting attended and $250 for attendance via telephone, unless such committee meeting is held on the same day as a Board meeting.

                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed of independent directors who are not employees of the Company and who qualify as disinterested persons for purposes of Section 16(b) under the Act. Since the IPO, the Compensation Committee has been, and continues to be, responsible for (i) overseeing and recommending to the Board of Directors compensation for the Named Executive Officers starting with fiscal year 1997 and (ii) administering the Company's 1996 Stock Option Plan and the Company's Cash Bonus Plan. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board of Directors policies and programs for the development of management personnel and management structure and organization. Prior to the IPO, the Board determined executive officer compensation.

   Compensation Philosophy

         The Compensation Committee believes that compensation for the Company's employees, including the Named Executive Officers, must be in amounts sufficient to attract, retain and motivate employees, while at the same time maintaining a reasonable relationship to the Company's financial performance. Moreover, the Compensation Committee believes that compensation decisions should foster career opportunities for, and aid the development of, employees and encourage and reward employees who put the Company's interests ahead of their own.

         The Company's compensation philosophy is based on the following general principles:

         O Achieve "above market" compensation levels for employees through bonuses (based on Company and individual performance).

         O Align employees' and stockholders' interests in maximizing stockholder value through the granting of options to purchase Common Stock of the Company.

         O Set bonuses, as a percentage of total compensation, to reflect an employee's level of responsibility and contribution to the Company's financial performance.

   Compensation of the Chairman of the Board and Chief Executive Officer and the Other Executive Officers

         Prior to the IPO, the Company entered into employment agreements with Messrs. Solomon, Martin, Abbasi and Jolas and a Consulting Agreement with Lawrence R. Muroff, M.D. These employment and consulting agreements establish the base salaries of Dr. Muroff and Messrs. Solomon, Martin, Abbasi and Jolas and provide for bonuses determined by the Compensation Committee. See "Executive Compensation -- Employment Contracts." The employment agreements also provided for the payment of a pre-determined dollar amount on the first anniversary of employment with the Company.

         Prior to the IPO and the acquisition of the seven founding affiliated practices on November 26, 1997, the Company did not conduct any significant operations. As a result, fiscal year 1997 bonuses for Dr. Muroff and Messrs. Solomon, Martin, Abbasi and Jolas were determined following the IPO by the Compensation Committee based primarily on the successful completion of the IPO and the acquisition of the seven founding affiliated practices and certain other subjective factors.

         The Company has in place a Cash Bonus Program (the "Program"). The purpose of the Program is to establish a bonus plan pursuant to which the executive officers of the Company and certain key employees whose responsibilities and activities are closely connected to the Company's overall performance will be entitled to receive cash bonuses based on the performance of the Company. Under the Program, cash bonuses are calculated as a percentage of each eligible employee's base salary, with such percentage being determined based upon the annual increase in the Company's earnings per share. In addition, each eligible employee may receive a cash bonus based upon the achievement of certain individual objectives and the Company's overall performance. Payments made under the Program with respect to individual objectives are at the discretion of the Compensation Committee.

         In fiscal year 1997, the Board of Directors approved grants of stock options to Dr. Muroff and Messrs. Solomon, Martin, Abbasi and Jolas. The options were granted in exchange for the cancellation of certain options with an exercise price of $0.125 per share at the IPO. In determining the number of shares to grant under these stock options, the Compensation Committee took into account the number of options surrendered by such executive officers, the spread between the fair market value of such options on the day of surrender, the vesting schedule, and the exercise price, the Company's performance, employee morale, physician satisfaction and the Company's desire to retain Dr. Muroff and Messrs. Solomon, Martin, Abbasi and Jolas. No specific weights were assigned to any of these factors.

         Prior to the IPO and the establishment of the Compensation Committee, all compensation-related matters were decided by the Board of Directors in place at the time of such decisions.

         By the Board of Directors
             Less T. Chafen, M.D.
             John W. Colloton *
             Lawrence R. Muroff, M.D.
             John Pappajohn
             Derace L. Schaffer, M.D. *
             Michael L. Sherman, M.D. *
             Gregory L. Solomon

         *  Members of the Compensation Committee

   Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code limits the tax deduction of a public company to $1,000,000 for compensation paid to its chief executive officer or any of its four other highest paid officers. The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            IN COMPENSATION DECISIONS

         Prior to the IPO, the Board determined executive officer compensation. Subsequent to the IPO, Mr. Colloton and Drs. Schaffer and Sherman comprise the Compensation Committee. None of the foregoing individuals serving on the Compensation Committee are or have been officers or employees of the Company or its subsidiaries.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Common Stock over the period commencing November 21, 1997 (the first day after the effective date of the IPO) and ending December 31, 1997, with PPM Industry Index, Single Specialty PPM Index and the S & P 500. Each index assumes $100 invested at the close of trading on November 21, 1997 and reinvestment of dividends. The Company believes that the information provided has only limited relevance due to the very short period of time during which the Company has been public.


                                                 AMERICAN
                     MEASUREMENT PERIOD         PHYSICIAN         PPM INDUSTRY     SINGLE SPECIALTY
                    (FISCAL YEAR COVERED)     PARTNERS, INC.          INDEX            PPM INDEX        S & P 500
                          11/21/97                100.0%             100.0%             100.0             100.0
                          11/28/97                 86.5               95.2               92.2              99.6
                          12/15/97                 83.3               89.6               91.9             100.5
                          12/31/97                 88.5               91.1               94.4             101.2



                                                       11/21/97        11/30/97       12/15/97        12/31/97
                                                       --------        --------       --------        --------
           APPM...................................  $     12.00     $     10.38     $     10.00   $     10.63
           PPM Industry Index.....................        20.57           19.59           18.42         18.74
           Single Specialty PPM Index.............        15.09           13.91           13.87         14.24
           S & P 500..............................       958.98          955.40          963.39        970.43

          [AMERICAN PHYSICIAN PARTNERS, INC. STOCK PERFORMANCE CHART]

                              CERTAIN TRANSACTIONS

         On April 30, 1996, Derace L. Schaffer, M.D., a director of the Company, purchased 1,000,000 shares of Common Stock in the Company for $125,000 and John Pappajohn, a director of the Company, and his affiliates purchased 1,000,000 shares of Common Stock for $125,000. In connection with the IPO, Dr. Schaffer and Mr. Pappajohn and his affiliates each surrendered 500,000 outstanding shares of Common Stock. During August 1996, Mr. Pappajohn and Dr. Schaffer advanced a total of $400,000 to the Company as loans, which were repaid on October 31, 1996, out of the proceeds of the Company's private placement of $3.5 million of convertible promissory notes (the "Convertible Notes"). Dr. Schaffer purchased $107,500 in principal amount of the Convertible Notes and Mr. Pappajohn purchased $250,000 in principal amount of the Convertible Notes. On December 10, 1997, all of the outstanding Convertible Notes were converted into shares of Common Stock at a conversion price of approximately $6.86 per share of Common Stock. On July 17, 1997, Mr. Pappajohn advanced $150,000 to the Company as a loan bearing interest at an annual rate of 6%. On July 25, 1997, Mr. Pappajohn and Dr. Schaffer personally guaranteed a $1,000,000 line of credit for the benefit of the Company. The Company repaid the $150,000 loan from Mr. Pappajohn on August 21, 1997 out of the proceeds of the $1,000,000 line of credit. On October 3, 1997, October 28, 1997, November 12, 1997, and November 20, 1997, Mr. Pappajohn advanced $100,000, $150,000, $200,000, and $200,000, respectively, to the Company as loans bearing interest at an annual rate of 6%. The Company repaid the $650,000 amount borrowed from Mr. Pappajohn upon completion of the IPO through borrowings under the Company's $115 million credit facility.

         The Company and Lawrence R. Muroff, M.D., Chairman of the Board of Directors of the Company and Senior Vice President of Physician Affairs, entered into a consulting agreement in October 1997 pursuant to which Dr. Muroff receives annual compensation of $112,500 (prorated for actual months worked) in exchange for rendering consulting services to the Company. In 1996, Dr. Muroff received option grants for 200,000 shares of Common Stock in connection with his employment by the Company. In addition, he received option grants for 30,000 shares of Common Stock for his services as a member of the Company's Board of Directors. Twenty-five percent (25%) of such options granted in 1996 with an exercise price of $0.125 per share were cancelled and regranted upon completion of the IPO at a price equal to the initial public offering price. Dr. Muroff purchased $40,000 in principal amount of the Convertible Notes, which were converted into shares of Common Stock.

         The Company and Michael L. Sherman, M.D., a director nominee of the Company, entered into a consulting agreement in August 1996 pursuant to which Dr. Sherman received an option grant for 20,000 shares of Common Stock. Twenty-five percent (25%) of such options granted in 1996 with an exercise price of $0.125 per share were cancelled and regranted upon completion of the IPO at a price equal to the initial public offering price. For his services as a member of the Board of Directors, on November 26, 1997, Dr. Sherman received option grants for 30,000 shares of Common Stock with an exercise price of $12.00 per share. On January 26, 1998, the Company granted Dr. Sherman 5,000 options with an exercise price of $12.00 per share. Dr. Sherman receives annual compensation of $100,000 pursuant to the consulting agreement. The Company has agreed to nominate Dr. Sherman for election to the Board of Directors at the 1998 and 1999 annual meetings of stockholders.

         Mr. Solomon, the President, Chief Executive Officer and a director of the Company, purchased $40,000 in principal amount of the Convertible Notes, which were converted into shares of Common Stock.

         Ann Vassiliou, Mr. Pappajohn's daughter, Bernard Schaffer, Dr. Schaffer's father, and James Gordon, a principal of Edgewater Private Equity Fund, II, L.P. each purchased 50,000 shares of Common Stock in the IPO at the initial public offering price.

         In connection with the acquisitions of the assets of and affiliation with, Advanced Radiology, P.A., The Ide Group, P.C. and Pacific Imaging Consultants, three of founding affiliated practices, Dr. Sherman received 75,473 shares of Common Stock and $301,900, Dr. Schaffer received 109,965 shares of Common Stock and $439,862 and Dr. Less T. Chafen received 37,326 shares of Common Stock and $149,316, respectively. Drs. Sherman, Schaffer and Chafen are presidents of their respective radiology practices. During fiscal year 1997, Advanced Radiology, P.A., The Ide Group, P.C. and Pacific Imaging Consultants paid the Company $3,532,572, $1,699,931 and $647,917 in service fees pursuant to the Service Agreements between the Company and each respective practice.

         Dr. Chafen received option grants on November 26, 1997, for 30,000 shares of Common Stock with an exercise price of $12.00 per share for his services as a member of the Company's Board of Directors.


   PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the independent public accountants of the Company for fiscal year 1998, subject to stockholder ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Arthur Andersen LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

                              STOCKHOLDER PROPOSALS

         Pursuant to the rules of the Commission, in order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices no later than January 21, 1999. Such proposals should be directed to American Physician Partners, Inc., 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, Attention:
Chief Executive Officer.

                                     GENERAL


         The 1997 Annual Report to Stockholders, which includes the Company's Report on Form 10-K, has been mailed to the stockholders with this mailing. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Paul M. Jolas, General Counsel, Senior Vice President and Secretary, American Physician Partners, Inc., 2301 NationsBank Plaza, 901 Main Street, Dallas, Texas 75202. The Annual Report does not form any part of the material for the solicitation of proxies.

         The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.

                                 OTHER BUSINESS

         Management knows of no other matter that will come before the Annual Meeting. However, if other matters do come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.


                                         BY ORDER OF THE BOARD OF DIRECTORS,


                                         /s/ PAUL M. JOLAS

                                         Paul M. Jolas
                                         General Counsel, Senior Vice President
                                         and Secretary


April 16, 1998

                       AMERICAN PHYSICIAN PARTNERS, INC.
                             2301 NATIONSBANK PLAZA
                                901 MAIN STREET
                              DALLAS, TEXAS 75202

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 1998

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned stockholder(s) of American Physician Partners, Inc., a Delaware corporation (the "Company"), hereby appoints Gregory L. Solomon and Paul M. Jolas, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Conference Room A, 29th Floor, at 901 Main Street, Suite 2900, Dallas, Texas 75202, at 10:00 A.M., local time, on Wednesday, May 20, 1998, and at any adjournment thereof.



                (continued on reverse side)



                   *FOLD AND DETACH HERE*

Election of Directors

                                            WITHHOLD         NOMINEES:  Less T. Chafen, M.D.; John W. Colloton; Lawrence R. Muroff,
                 FOR all nominees           AUTHORITY                   M.D.; John Pappajohn; Derace L. Schaffer, M.D.; Michael L.
                listed to the right   to vote for all nominees          Sherman, M.D.; and Gregory L. Solomon
                 (except as marked     listed to the right
                 to the contrary)                            INSTRUCTION: To withhold authority to vote for any individual nominee,
                     [  ]                     [  ]           write that nominee's name in the space provided below.

                                                             ---------------------------------------------------------------------

Ratification of the appointment of Arthur Andersen LLP as independent        In their discretion, such attorneys-in-fact and proxies
auditors of the Company for the fiscal year ending December 31, 1998.        are authorized to vote upon such other business as
                                                                             properly may come before the meeting.
             FOR AGAINST ABSTAIN
                                                                             I will   [ ]   will not  [ ]   be attending the meeting
             [ ]   [ ]     [ ]
                                                                                      YOU ARE REQUESTED TO COMPLETE, DATE, SIGN,
                                                                                      AND RETURN THIS PROXY PROMPTLY, ALL JOINT
                                                                                      OWNERS MUST SIGN, PERSONS SIGNING AS
                                                                                      EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                                                                      CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE
                                                                                      CAPACITIES SHOULD SO INDICATE.

                                                                                      Date:                                    1998
                                                                                           ------------------------------------,


                                                                                      ---------------------------------------------
                                                                                      Signature

                                                                                      ---------------------------------------------
                                                                                      Signature


                                                     o FOLD AND DETACH HERE o
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